Exhibit 99.1

PRESS RELEASE

SouthPeak Interactive Corporation Reports
Financial Results for First Quarter of Fiscal 2011

MIDLOTHIAN, VA – November 15, 2010 – SouthPeak Interactive Corporation (OTC Bulletin Board: SOPK) today announced financial results for the fiscal 2011 first quarter ended September 30, 2010.

Melanie Mroz, CEO of SouthPeak said, “Our sales for the period were largely impacted by our ongoing legal proceedings with Nobilis which caused us not to release any new titles for the quarter or remanufacture our catalogue of titles under this contract. I’m pleased to report that in October we received a summary judgment granting us the right to resume production of My Baby™ First Steps and reinstate the contract with Nobilis, which includes the rights for My Baby sequels, catalogue titles and 14 additional games. We have since resumed manufacturing titles under this contract in order to address the remainder of the holiday selling season. We are hopeful that the summary judgment will be upheld at the final ruling scheduled for December 2.

“We simultaneously remain focused on advancing our complementary growth opportunities, continuing to control costs and releasing a prudent selection of titles for the holiday season. For the first quarter, we posted an EBITDA profit and maintained exceptionally low expenses as our revenues for the quarter reflect select catalogue title sales only. The bulk of our marketing costs for the period were associated with costs for promoting our sequel titles for Two Worlds II and preliminary public relations activities for StrongHold 3. Given the success of earlier installments of both games we expect these releases to gain even more robust market penetration.

“We have now shipped our first title for the next generation PlayStation Move platform, Get Fit with Mel B, which we expect to be a top contributor to our future sales. Our digital strategy and entering other existing high growth markets where we can gain immediate traction remain a core focus for propelling our growth in fiscal 2011. We are particularly excited about our strategic partnership with NVIDIA to bring games to their new phones and tablets. NVIDIA’s new Droid platform technology is a significant step forward in our strategy to broaden our digital offerings. Also in November, we announced the release of our title Tap and Teach: The Story of Noah’s Ark. This marks our first title to address the interactive educational gaming sector, another area where we believe we can grow our business with new games that complement and expand our extensive portfolio,” Ms. Mroz concluded.

Fiscal 2011 First Quarter Financial and Business Highlights

•	Net revenues of $1.4 million, compared with $16.7 million in the first quarter of fiscal 2010.

•	Gross profit of $0.6 million, compared with $8.0 million in the first quarter of fiscal 2010.

•	Total operating expenses decreased by 67% to $2.3 million, compared with $7.1 million in the first quarter of fiscal 2010.

•	Net loss attributable to common shareholders of ($1.2) million, or ($0.02) per share, compared with a net income of $0.7 million, or $0.01 per diluted share, in the first quarter of fiscal 2010.

•	EBITDA[1] profit $24,000, compared with an EBITDA profit of $1.2 million in the first quarter of fiscal 2010

•	Secured $7.5 million in capital through the issuance of senior convertible notes and warrants.

•
Strengthened cash position by entering into a factoring agreement with Rosenthal & Rosenthal, Inc. for up to $10.0 million and a master purchase order assignment agreement with Wells Fargo Bank, National Association for up to $2.0 million.

•	In conjunction with Deep Silver, completed first exclusive publishing agreement (in North America) in September for Playstation®Move game Get Fit with Mel B.

•	Resolved all litigation disputes with CDV Software Entertainment A.G.

•	Partnered with Japanese video game publisher Intergrow Inc. to publish award-winning developer Renegade Kid’s survival horror title Dementium II on Nintendo DS™ in Japan

Terry Phillips, Chairman of SouthPeak, added, “We are gaining excellent momentum with our newest titles, which we expect to be reflected in our second quarter financial performance. Get Fit with Mel B is one of the highest rated fitness games of all time with multiple review scores of 90% and above. We are also achieving extremely positive previews and journalist reception for nail’d, which we also expect to be among our success stories for the holiday season. Additionally, our highly anticipated sequel releases, Two Worlds II and Stronghold 3, are on track for release this coming January and Spring, respectively.

“Our focus remains on expanding our business and operational improvement. As we continue to execute on our strategic initiatives targeting high growth opportunities, particularly in digital and interactive education markets, we are on track to meet our growth objectives for the year,” Mr. Phillips concluded.

Fiscal 2011 First Quarter Financial Summary

For the first quarter of fiscal 2011 ended September 30, 2010, SouthPeak reported net revenues of $1.4 million, compared with $16.7 million for first quarter of fiscal 2010 ended September 30, 2009. The decrease in revenues was primarily due to a decrease in the number of titles released for next generation platforms and fewer units sold for next generation platforms Xbox 360 and PS3, which sell at a higher MSRP compared with Nintendo DS and Wii.

For the first quarter of fiscal 2011, gross profit decreased to $0.6 million, or 45% of revenues, from $8.0 million, or 48% of revenues, for the same period in fiscal 2010. The decrease in gross profit is attributable to the decrease in new release titles compared with the prior fiscal year period.

____________________
1 EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak’s operating trends. SouthPeak defines EBITDA as earnings before interest, taxes and depreciation and amortization. Please see the section below entitled “Use of Non-GAAP Financial Information” and the related tables reconciling GAAP measures to non-GAAP measures.

Total operating expenses for the first quarter of fiscal 2011 decreased by 67% to $2.3 million, compared with $7.1 million for the first quarter of fiscal 2010. The significant improvement in operating expense was due a reduction in sales and marketing expenses by 75% to $0.9 million and a 38% reduction in general and administrative expenses to $1.9 million, both compared with the first quarter of fiscal 2010. These decreases were the result of SouthPeak’s cost control measures and fewer release titles. For the three months ended September 31, 2010, SouthPeak also benefited from a gain on settlement of trade payables of $0.6 million based on renegotiations and agreements of long-term, high value distribution contracts and service agreements.

Net loss attributable to common shareholders was ($1.2) million, or ($0.02) per share based on 57.0 million weighted average shares outstanding, compared with a net income of $0.7 million, or $0.02 per share based on 44.8 million weighted average shares outstanding, in the first quarter of fiscal 2010.

EBITDA profit for the first quarter of fiscal 2011 was $24,000, compared with EBITDA profit of $1.2 million in the first quarter of fiscal 2010.

SouthPeak’s financial results for the period ended September 30, 2010 were prepared on a going concern basis. SouthPeak has taken steps to maintain its viability as a going concern and improve its prospects by attempting to expeditiously resolve its contingencies for amounts significantly less than currently accrued for in order to reduce aggregate liabilities on the Company’s condensed consolidated balance sheet and on payment terms manageable by the Company, reducing costs and expenses, increasing the amount of its factoring facility and raising additional capital. SouthPeak has also invested in key new titles from which the anticipated profits should help improve its financial prospects.

While the Company is committed to pursuing options to continue to address its viability as a going concern, there can be no assurance that the Company’s efforts will prove successful.

Conference Call

SouthPeak will hold an investment community conference call to discuss its financial results for the period, its latest game sales and prospects today, Monday, November 15, 2010, at 5:00 p.m. Eastern time.

To participate in the conference call, please dial (877) 407-8033 in the United States, or (201) 689-8033 internationally. Investors may also access a live audio webcast of the conference call on the events page of the Company’s investor relations website at http://investor.southpeakgames.com/southpeakgames/events.asp.

A replay of the webcast will be available approximately two hours after the conclusion of the live call and will remain available for one year following the live event. An audio replay will be available beginning approximately one hour after the conclusion of the call and will be made available until November 29, 2010. The audio replay can be accessed by dialing (877) 660-6853 in the United States, or (201) 612-7415 internationally. When prompted, enter account number: 286 followed by access ID number: 360634.

Use of Non-GAAP Financial Information

To supplement SouthPeak's consolidated condensed financial statements presented on a GAAP basis, SouthPeak also presents the non-GAAP measure of EBITDA in this press release.

The Company's management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, as it excludes costs that that management believes are not indicative of the ongoing operating results of the business.  In addition, EBITDA is also used by management to evaluate the operating performance of the Company.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for income as determined in accordance with GAAP.

The Company uses the non-GAAP measure of EBITDA as an indication of the Company's operating trends.  SouthPeak defines EBITDA as earnings before interest, taxes, depreciation and amortization and amortization of intellectual property.

	For the three months ended September 30,
	2010	2009
Net Income	$(1,200,934)	686,981
Depreciation and Amortization	65,111	64,877
Income Taxes (in G&A expense)	-	-
Interest	1,064,096	299,316
Amortize Intellectual Property	95,893	119,964
EBITDA	$24,166	$1,171,138

About SouthPeak Interactive Corporation

SouthPeak Interactive Corporation develops and publishes interactive entertainment software for all current hardware platforms including: PlayStation®3 computer entertainment system, PSP® (PlayStation®Portable) system, PlayStation®2 computer entertainment system, PSP®go system, Xbox 360® videogame and entertainment system, Wii™, Nintendo DS™, Nintendo DSi™ and PC. SouthPeak’s games cover all major genres including action/adventure, role playing, racing, puzzle strategy, fighting and combat. SouthPeak’s products are sold in retail outlets in North America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and Leicester, England.

SouthPeak’s extensive portfolio of over 60 interactive entertainment games spans a variety of platforms and genres including RPG, simulation, FPS, sports, strategy, puzzle and fighting.

For additional information, please visit SouthPeak’s corporate website: www.southpeakgames.com.

If you would like to be added to SouthPeak’s email list to receive news directly, please send your request to southpeak@tpg-ir.com.

Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, SouthPeak’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in SouthPeak’s filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with SouthPeak’s potential inability to compete with larger businesses in its industry, the limitations of SouthPeak’s business model, SouthPeak’s potential inability to anticipate and adapt to changing technology, the possibility that SouthPeak may not be able to enter into publishing arrangements with some developers, SouthPeak’s dependence on vendors to meet its commitments to suppliers, SouthPeak’s dependence on hardware manufactures to publish new videogames, SouthPeak’s potential inability to recuperate the up-front license fees paid to console manufacturers, SouthPeak’s dependence on a limited number of customers, SouthPeak’s potential dependence on the success of a few videogames, SouthPeak’s dependence on developers to deliver their videogames on time, the potential of litigation, interference with SouthPeak’s business from the adoption of governmental regulations; and the inability to obtain additional financing to grow its business.

Investor Contact:
Brandi Floberg or Lee Roth
212-481-2050
southpeak@tpg-ir.com

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	June 30, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$449,926	$92,893
Accounts receivable, net of allowances of $885,516 and $5,700,931 and at September 30, 2010 and June 30, 2010, respectively	759,693	3,703,825
Inventories	1,451,590	1,211,301
Current portion of advances on royalties	12,891,370	12,322,926
Current portion of intellectual property licenses	383,571	383,571
Related party receivables	61,509	34,509
Prepaid expenses and other current assets	693,210	695,955

Total current assets	16,690,869	18,444,980

Property and equipment, net	2,623,114	2,667,992
Advances on royalties, net of current portion	1,538,144	1,511,419
Intellectual property licenses, net of current portion	1,438,393	1,534,286
Goodwill	7,911,800	7,911,800
Deferred debt issuance costs, net	667,867	-
Intangible assets, net	13,692	17,025
Other assets	11,117	11,280

Total assets	$30,894,996	$32,098,782

Liabilities and Shareholders’ Equity

Current liabilities:
Line of credit	$-	$3,830,055
Due to factor	1,940,268	-
Current portion of secured convertible debt	2,000,000	950,000
Current portion of long-term debt	66,385	65,450
Production advance payable in default	3,755,104	3,755,104
Accounts payable	10,585,161	12,663,788
Accrued royalties	1,786,608	2,530,253
Accrued expenses and other current liabilities	4,258,571	3,781,711
Deferred revenues	30,000	325,301
Due to related parties	25	2,200
Accrued expenses - related parties	113,249	322,281
Total current liabilities	24,535,371	28,226,143

Secured convertible debt, net of discount	1,522,815	-
Long-term debt, net of current portion	1,524,354	1,541,081
Warrant liability	2,807,425	-
Total liabilities	30,389,965	29,767,224

Commitments and contingencies	-	-

Shareholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2010 and June 30, 2010	-	-
Series A convertible preferred stock, $0.0001 par value; 15,000,000 shares authorized; 5,503,833 and 5,503,833 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively; aggregate liquidation preference of $5,503,833 at September 30, 2010	550	550
Common stock, $0.0001 par value; 90,000,000 shares authorized; 59,846,537 and 59,774,370 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	5,984	5,976
Additional paid-in capital	30,804,612	31,154,835
Accumulated deficit	(30,174,259)	(28,973,325)
Accumulated other comprehensive (loss) income	(131,856)	143,522

Total shareholders’ equity	505,031	2,331,558
Total liabilities and shareholders’ equity	$30,894,996	$32,098,782

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 30,
	2010	2009

Net revenues	$1,431,859	$16,709,649

Cost of goods sold:
Product costs	761,282	3,546,686
Royalties, net	(67,108)	5,000,671
Intellectual property licenses	95,893	119,660

Total cost of goods sold	790,067	8,667,017

Gross profit	641,792	8,042,632

Operating expenses (income):
Warehousing and distribution	66,089	286,511
Sales and marketing	896,671	3,655,056
General and administrative	1,932,315	3,114,768
Gain on settlement of trade payables	(585,122)	-

Total operating expenses	2,309,953	7,056,335

(Loss) income from operations	(1,668,161)	986,297

Other expenses (income):
Change in fair value of warrant liability	(1,531,323)	-
Interest and financing costs, net	1,064,096	299,316
Net (loss) income	$(1,200,934)	$686,981

Basic (loss) income per share:	$(0.02)	$0.02
Diluted (loss) income per share:	$(0.02)	$0.01

Weighted average number of common shares outstanding - Basic	57,032,339	44,821,051
Weighted average number of common shares outstanding - Diluted	57,032,339	50,649,103